                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 March 20, 2001
                        ---------------------------------
                        (Date of earliest event reported)


                              CONNETICS CORPORATION
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


          Delaware                      0-27406                 94-3173928
-------------------------------   ---------------------     -------------------
(State or Other Jurisdiction of   (Commission File No.)       (IRS Employer
        Incorporation)                                      Identification No.)


              3400 West Bayshore Road, Palo Alto, California 94303
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (650) 843-2800
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

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Item 5.  Other Events.

         On March 20, 2001, Connetics Corporation (referred to as "we" and "our") announced that we entered into an agreement with F.H. Faulding & Co. Limited and its wholly-owned subsidiary Faulding Healthcare Pty Ltd (collectively, "Faulding") to purchase 100% of the issued and outstanding capital stock of Soltec Research Pty Ltd, a Faulding subsidiary specializing in dermatology drug delivery technologies, for approximately $16 million (U.S) in cash. It is anticipated that the purchase will be consummated by our newly formed Australian subsidiary, Connetics Australia Pty Ltd, within the next thirty days. For more information, please see our agreement with Faulding and our press release attached as Exhibits 2.1 and 99.1, respectively.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


         (c)  Exhibits.

              2.1* Share Sale Agreement, dated in Australia as of March 21, 2001, by and between F.H. Faulding & Co. Limited, Faulding Healthcare Pty Ltd, Connetics Australia Pty Ltd and Connetics Corporation.

              99.1  Press Release dated March 20, 2001.


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The symbol "[*]" is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.



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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CONNETICS CORPORATION


                                        By: /s/ John L. Higgins
                                           ------------------------------------
                                           John L. Higgins
                                           Executive Vice President, Finance
                                           and Administration and Chief
                                           Financial Officer


Date: April 2, 2001


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                                  EXHIBIT INDEX



    2.1* Share Sale Agreement, dated in Australia as of March 21, 2001, by and between F.H. Faulding & Co. Limited, Faulding Healthcare Pty
            Ltd, Connetics Australia Pty Ltd and Connetics Corporation.

   99.1     Press Release dated March 20, 2001.



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The symbol "[*]" is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.